Exhibit No. 99.1

FOR IMMEDIATE RELEASE

LCC Contact:

C.R. Waldron

Sr. Vice President, Chief Financial Officer & Investor Relations

+1.703.873.2266 phone

bob_waldron@lcc.com

LCC INTERNATIONAL ANNOUNCES FILING OF RESTATED FINANCIALS

MCLEAN, VIRGINIA, November 23, 2005 –LCC International, Inc., (NASDAQ: LCCIE), a global leader in wireless voice and data turn-key technical consulting services, announced today that it has filed its amended quarterly reports on Form 10-Q/A for the third quarter of 2004 and first quarter of 2005 and its amended annual report on Form 10-K/A for the year ended December 31, 2004 (the “Amended Filings”).The Company also announced today that it has requested from NASDAQ another extension to file its quarterly reports on Form 10-Q for the second and third quarters of 2005 (the “Quarterly Reports”) on or before Monday , December 5, 2005.

Charles R. Waldron, Sr. Vice President and Chief Financial Officer stated: “The finance staff at LCC has worked diligently to complete the amended filings and the 10-Qs for the second and third quarters of 2005. We are very happy that the amended filings have been filed and that this restatement is behind us. Although we are very close to completing the 10-Qs for the second and third quarters of 2005, our first priority was to get the amended filings completed. The complexity of the accounting associated with the renegotiation of two key contracts at the end of the third quarter impacted our ability to file the 10-Qs for the second and third quarters with the amended filings today.”

The restatements for the third quarter of 2004 caused revenues to decrease by $6.3 million or 11.3%, cost of revenues to decrease by $5.4 million or 11.8%, and net income to decrease by $0.6 million or 47.7%.

The restatements for the full year 2004 caused revenues to decrease by $5.4 million or 2.7%, cost of revenues to decrease by $4.1 million or 2.5%, and net loss to increase by $1.0 million or 18.8%.

The restatements for the first quarter of 2005 caused revenues to increase by $2.9 million or 6.8%, cost of revenues to increase by $3.7 million or 11.0%, and net loss to increase by $1.0 million or 35.5%.

A conference call to discuss the Amended Filings and the Quarterly Reports will be held promptly after the filing of the Quarterly Reports.

About LCC

LCC International, Inc. is a global leader in voice and data design, deployment and management services to the wireless telecommunications industry. Since 1983, LCC has performed technical services for the largest wireless operators in North and South America, Europe, The Middle East, Africa and Asia. The Company has worked with all major access technologies and has participated in the success of some of the largest and most sophisticated wireless systems in the world. Through an integrated set of technical business consulting, training, design, deployment, operations and maintenance services, LCC is unique in its ability to provide comprehensive turnkey services to wireless operators around the world. News and additional information are available at www.lcc.com.

Cautionary Note regarding forward-looking statements under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding LCC’s expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. These statements include statements about LCC’s expected compliance with filing deadlines. All forward-looking statements included in this release are based upon information available to LCC as of the date of this release, which may likely change, and LCC assumes no obligation to update any such forward-looking statement. These statements are not guarantees. Factors that could cause or contribute to differences from such expectations include, but are not limited to, delays in the restatement process and/or the uncertainty of success of any Nasdaq administrative hearing. Other factors that may affect our business are discussed in LCC’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

# # #